Cemtrex Announces Pricing of Public Offering of Common Stock

Farmingdale, NY (August 22, 2018) – Cemtrex, Inc. (NASDAQ: CETX, CETXP, CETXW), a leading technology and manufacturing company, announced today the pricing of its previously announced underwritten public offering of 1,000,000 shares of common stock at a public offering price of $1.65 per share for total gross proceeds of $1,650,000. The net proceeds, after underwriting discount and estimated expenses of the offering payable by Cemtrex, are expected to be approximately $1,482,500. Cemtrex also granted the underwriter an option for a period of 45 days to purchase up to an additional 150,000 shares of common stock to cover over-allotments, if any, at the public offering price, less the underwriting discount. The offering is expected to close on or about August 24, 2018, subject to the satisfaction of customary closing conditions.

Cemtrex intends to use the net proceeds from the offering to further its development, sales and marketing of the SmartDesk, its proprietary advanced technology workspace solution, and for general corporate purposes.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-218501) filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2017, which became effective on June 14, 2017. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC and, when available, may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Aegis Capital Corp., 810 Seventh Avenue, 18th Floor, New York, NY 10019, by telephone at (646) 502-2434 or by email at prospectus@aegiscap.com.

This press release does not constitute an offer to sell or solicitation of an offer to buy any securities in the offering. Nor shall there be any sale of these securities in any state or jurisdiction in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Cemtrex

Cemtrex, Inc. is the manufacturer of the SmartDesk, a highly advanced workstation. Cemtrex is a diversified technology company that’s driving innovation in a wide range of sectors, including smart technology, virtual and augmented realities, advanced electronic systems, industrial solutions and intelligent security systems. For more information, visit us at www.cemtrex.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our new product offerings or any proposed fundraising activities. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. These risks and uncertainties include, but are not limited to: operational losses and negative cash flows; any need for additional financing; market acceptance of our products; our ability to manufacture and develop effective products and solutions; indebtedness to our lenders; current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to maintain adequate levels of working capital; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our product offerings or to develop other new products and services; our ability to generate sales and profits from current product offerings; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; and other factors discussed under the heading “Risk Factors” contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by federal securities law.

Contacts

For further information:

Cemtrex, Inc.

Investor Relations

Saagar Govil, (631) 756-9116

investors@cemtrex.com

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